Exhibit 99.906CERT

Sweater Cashmere Fund

Exhibit 13(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Jesse Randall, Principal Executive Officer of the Sweater Cashmere Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended September 30, 2022 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Jesse Randall

Jesse Randall

President and Principal Executive Officer

Date: December 2, 2022

I, Marcie McVeigh, Principal Financial Officer & Treasurer of the Sweater Cashmere Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended September 30, 2022 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Marcie McVeigh

Marcie McVeigh

Principal Financial Officer & Treasurer

Date: December 2, 2022

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Sweater Cashmere Fund for purposes of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to the Sweater Cashmere Fund and will be retained by the Sweater Cashmere Fund and furnished to the Securities and Exchange Commission or its staff upon request.